Exhibit 4.1
A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF OHIO

NUMBER	SHARES

3688	CUSIP NO. 319459
FIRST CITIZENS BANC CORP.
SANDUSKY, OHIO
This Certifies That
is the owner of                                         Shares                                         of the Common Capital Stock with a Par Value of Twenty Dollars ($20.00) each of First Citizens Banc Corp., Sandusky, Ohio transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.
In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal be hereunto affixed.
this                                          day of                                          19

SECRETARY	PRESIDENT